Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-183270, 333-187035 and 333-194261 on Form S-8 and Registration Statement No. 333-194295 on Form S-3 of Bloomin’ Brands, Inc. of our report dated February 24, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
February 24, 2015